Exhibit 10.13
INTELIUS CONTENT DISTRIBUTION AND LICENSE AGREEMENT
     THIS AGREEMENT (the “Agreement”), dated as of February 12, 2009 (the “Effective Date”), is made by and between Intelius Sales Company LLC, a Nevada limited liability company, (“Intelius”), with offices at 500 108th Ave., 25th Floor, Bellevue, WA 98004, and Yellowpages.com LLC, a Delaware limited liability company (“YPC”), with offices at 611 N. Brand Boulevard, Fifth Floor, Glendale, California 91203. Intelius and YPC may hereinafter also be referred to individually as “Party” and collectively as “Parties.”
RECITALS
     A. As part of its general business operations, Intelius maintains the Intelius Web Sites (as defined below) and makes Intelius Content (as defined below) available to Internet users.
     B. YPC operates the YPC Web Sites (as defined below) and content displayed on the YPC Web Sites is displayed via the YPC Service on other distribution channels in the YPC Advertising Network (as defined below) that provide search functions an display business listings, advertising, and other third-party Web Site content.
     C. Intelius wishes to grant certain rights and licenses to YPC with respect to access to the Intelius Content and certain other matters, and YPC wishes to grant certain rights and licenses to Intelius with respect to the YPC Web Sites and certain other matters, as set forth in this Agreement.
     In consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
AGREEMENT
     Section 1. Definitions.
     As used herein, the following terms have the following defined meanings:
     “Affiliate” means, with respect to a Party, any entity that, directly or indirectly, controls, is controlled by, or is under common control with such Party; and “control” means the direct or indirect possession of the power to direct or cause the direction of the management and policies of another entity, whether through the ownership of voting securities, by contract or otherwise.
     “Ancillary Content” means any data, content, or information that YPC creates or adds to the Intelius Content. Ancillary Content does not and shall not include any Intelius Content.

     “Banner Advertisement” if applicable to this Agreement, means any third-party advertisement presented by using industry-standard format including, but not limited to, GIF, JPEG, Flash, or any other format and included in any Web Site page governed by this Agreement.
     “Bankruptcy Event” means that either Party (i) files a petition for bankruptcy; (ii) has an involuntary petition in bankruptcy filed against it which is not challenged within five (5) days and dismissed within thirty (30) days; (iii) becomes or is declared insolvent; (iv) admits in writing its inability to pays its debts as they come due; (v) is the subject of any other voluntary or involuntary proceedings related to its liquidation, administration, provisional liquidation, insolvency or the appointment of a receiver or similar officer for it; (vi) passes a resolution for its voluntary liquidation; (vii) has a receiver, manager or similar Person appointed over all or substantially all of its assets; (viii) makes a general assignment for the benefit of all or substantially all of its creditors; (ix) enters into an agreement or arrangement for the composition, extension, or readjustment of substantially all of its obligations or any class of such obligations; (x) has any significant portion of its assets attached; or (xi) experiences an event analogous to any of the foregoing in any jurisdiction in which any of its asserts are situated.
     “Change of Control” means the consummation of a transaction in which any entity becomes the beneficial owner, directly or indirectly, of securities of Intelius representing fifty percent (50%) or more of the combined voting power of Intelius’s then outstanding securities, or a transaction in which the stockholders of Intelius approve: (a) a plan of complete liquidation of Intelius; or (b) an agreement for the sale or disposition of all or substantially all of Intelius’s assets, other than to an Affiliate; or (c) a merger, consolidation, or reorganization of Intelius with or involving any other entity (other than an Affiliate).
     “Co-Branded White Pages” means, individually and collectively, those Web Site pages that are hosted by Intelius with a Graphical User Interface and contain the branding elements of both YPC and Intelius, or other characteristics or features such that a user reasonably would conclude such interface is part of the YPC Web Sites, including Detail Pages, Results Pages, and applicable Query Pages hosted at Web Site addresses operated by Intelius using domain names specified by YPC such as www.whitepages.anywho.com and www.whitepages.yellowpages.com.
     “Confidential Information” means and shall be deemed to include each Party’s Intellectual Property Rights, and all nonpublic information concerning the other Party (whether prepared by the disclosing Party, its advisors, or otherwise and irrespective of the form of communication) that has been furnished to a Party or its representatives now or in the future, or that will be furnished to a Party or its representatives related to this Agreement, including information related to products, services, technologies, business plans, forecasts, financial condition, operations, assets, liabilities, business strategies, pricing, costs, and manufacturing processes, in each case by or on behalf of the disclosing Party, and any information that is otherwise designated as proprietary and/or confidential or by the nature of the circumstances surrounding disclosure, ought in good faith to be treated as proprietary and/or confidential.

     “Detail Page” means a Web Site page hosted on the Intelius Web Site that incorporates a mutually agreed upon Graphical User Interface and displays a detailed record for Intelius Content beyond what is displayed on the Results Page. Examples of the Graphical User Interface of the Detail Pages are set forth on Exhibits B-7 through B-9 hereto.
     “Graphical User Interface” means the look and feel of a Web Site page that users see when they view it through an Internet browser or equivalent interface regardless of platform or underlying technology, as set forth in the examples of screenshots and mock-ups in Exhibits B-1 through B-9. A Graphical User Interface contains or implements branding, graphics, navigation, and content.
     “Intelius Content” means (i) the Intelius Web Site and (ii) hypertext links (whether in graphical, text or other format) that enable “point and click” access to locations of the Intelius Web Sites specified by Intelius (and subject to change by Intelius from time to time), each as more fully described in Exhibit A.
     (* * *)
     “Intelius Web Sites” means, collectively: (a) the Web Sites located at www.intelius.com, www.addresses.com, and www.isearch.com and (b) other Web Sites owned and/or operated by Intelius, its parent, or its Affiliates.
     “Intelius White Pages Service” means any White Pages service owned and/or operated by Intelius, its parent, or one of its Affiliates.
     “Intellectual Property Rights” means all (i) patents and patent applications, (ii) copyrights and registrations and applications for registrations thereof, (iii) mask works and registrations and applications for registration thereof, (iv) computer software, data, and documentation, (v) proprietary know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, trade secrets, tangible and intangible proprietary information or materials, (vi) trademarks, business identifiers, service marks, trade names, Internet domain names and applications for registration and registrations therefore, and all goodwill symbolized thereby and associated therewith, and (vii) other proprietary rights relating to any of the foregoing, existing at any time in the United States or elsewhere throughout the world.
     (* * *)
     “Person” means any natural person, corporation, partnership, limited liability company, or other legal entity.
     “Query Page” means any Web Site page hosted on any YPC Web Site or any Intelius Web Site that incorporates a mutually agreed upon Graphical User Interface on which users may input queries and searches relating to the Intelius White Pages Service.

(* * *) Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     “Result” or “Results” means, individually and collectively, the data output of any White Pages Query (including, if applicable, the data output of any White Pages Query indicating there is no responsive data or that there is a search error, e.g., no results found), without references to the display or formatting of such output.
     “Results Page” means a Web Site page hosted on an Intelius Web Site that displays to a user any or all of the following: (i) the Results; (ii) any link to a Detail Page displayed with or in place of the Result, and (iii) any Detail Page. Examples of the Graphical User Interface or Results Pages are set forth on Exhibits B-1 through B-6 hereto.
     “Survey” means any system that receives feedback from Web Site users regarding the user’s satisfaction with respect to any of the following: (1) the Intelius Content or (2) the Graphical User Interface of the Co-Branded White Pages, including, but not limited to, (a) any quality surveys conducted by telephone, e-mail, or through forms on the Co-Branded White Pages, (b) star, numeric, or other rank-based rating systems, and (c) any “yes or no” rating system asking whether the Results were helpful to the Web Site user.
     “Third Party Distributor” means a third party authorized by YPC to distribute the data available to the YPC Web Sites, in whole or in part, on the third party’s website(s) and/or wireless and audio-visual applications including, without limitation, cellular telephones and other wireless devices and television services, regardless of the form of transmission, such as IPTV, VOD, and other recording devices, which Web Site(s) and applications may also include data and content of other parties.
     “Trademarks” means any trademarks, service marks, trade dress, trade names, corporate names, proprietary logos or indicia and other source or business identifiers.
     “Web Site” means any point of presence maintained on the Internet or on any other public data network. With respects to any Web Site maintained on the World Wide Web, such Web Site includes all HTML pages (or similar unit of information presented in any relevant data protocol or presentation language) that either (a) are identified by the same second-level domain (such as Intelius.com and including any subdomain, subdirectory, or binary or text file associated with such second-level domain) or by the same equivalent level identifier in any relevant address scheme, or (b) contain branding, graphics, navigation, or other characteristics such that a user reasonably would conclude the pages are part of an integrated information or service offering.
     “White Pages” means an Internet-based white page directory assistance service that permits a user to search a directory or database of public data or any parts thereof containing an Person’s name, phone number, relatives, professional information, physical addresses, e-mail address, public profile, Web Site, and/or other identifying or related information at no charge to the user.
     “White Pages Query” means a Web Site user’s valid query of the Intelius Public Record Service through a Query Page which, by its nature or its location in a White Pages search box, is reasonably interpreted to request information about a Person. Queries will comply with the traffic measurement standards set y the IFABC www standards group or any similar standards group and shall not include any queries that result from “robots,” “spiders,” “web crawlers” or other automated processes, devices, programs, algorithms, or methodologies, but shall include subordinate queries generated programmatically by any Intelius Web Site page including, but not limited to, queries requesting related searches, queries to produce Details Pages, queries correcting misspellings, or other queries or other equivalent data requests. White Pages Queries may be performed by name, address or by phone number.
     (* * *)
     “YPC Service” means YPC’s Internet-based, interactive information service accessible through the distribution channels and platforms of YPC, including the YPC Web Sites, and the distribution channels and platforms of YPC’s Affiliates and YPC’s Third Party Distributors through which Web Site users can access, among other things, residential and business information and advertising.
     “YPC Web Sites” means, collectively, the following Web Sites that are currently owned by YPC or a YPC Affiliate and operated by YPC: www.yellowpages.com and www.anywho.com. The list of websites included in this definition of YPC Web Sites may be added to at any time in YPC’s sole discretion by providing written notice to Intelius (email being sufficient).
2. Payment and Reporting.
     2.1 Payment. (* * *)
     2.2 Tracking (* * *) In addition to any other reporting requirements set forth in this Agreement, Intelius shall provide (* * *)
     2.3 General Payment Terms/Reporting. Intelius shall calculate all fees due on a calendar monthly basis. Within 30 days following the end of each calendar month during which any fees are owed by Intelius to YPC according to the terms of this Agreement, along with sending the payment described in Section 2.1 above, Intelius shall provide a report to YPC that details the fees owed and includes the calculation of the RPM and the Net Revenue. Each report provided by Intelius shall be substantially in the form attached hereto as Exhibit G hereto. If requested by YPC in writing, the reports shall be delivered to YPC by email. If this Agreement is terminated, all fees due at the time of termination shall be paid within 45 days following the date of termination.
     2.4 Dispute Resolution. Commencing on the date sixty (60) days following the Effective Date, if YPC determines in its sole discretion that (a) there is more than a 5% discrepancy between any traffic data measured by YPC and related to the Co-Branded White Pages and the traffic data of Intelius or (b) a dispute concerning the fees due YPC under this Agreement exists, within 30 days of discovery of the discrepancy and/or dispute, YPC may send written notice of the discrepancy/dispute to Intelius. YPC’s election not to act pursuant to the

(* * *) Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

preceding sentence shall not be construed as a modification of the Terms of this Agreement. If not resolved sooner, within 5 days of YPC notifying Intelius of the discrepancy/dispute, each Party will refer the matter to its appropriate representative(s) who has the authority to resolve it. Within 10 days of receiving notice of the discrepancy, the appropriate representative(s) of each Party shall confer to attempt to resolve the discrepancy. If a Party intends to be accompanied by or include an attorney when conferring with the other Party, that Party shall give the other Party at least 2 business days notice of the intention and the other Party may also be accompanied by or include an attorney. This procedure shall hereinafter be referred to as the “Informal Dispute Resolution Process.” All negotiations that occur during the Informal Dispute Resolution Process will be treated as compromise and settlement negotiations for purposes of applicable state and federal rules of evidence. Each Party will continue performing its obligations under this Agreement unless otherwise agreed in writing by both Parties. If the representative(s) of both Parties doe not agree upon a resolution with 45 days after referral of the matter to them, in addition to all other remedies available to YPC under this Agreement and under law, YPC may terminate the Agreement by providing five (5) days’ written notice to Intelius.
     2.5 Audit. For the purpose of verifying payments due from Intelius under this Agreement, upon thirty (30) days’ prior written notice to Intelius, not more than once during any twelve (12) month period, YPC may, by appointment and during normal business hours, have an independent, certified auditor inspect the records of Intelius related to the calculation of payments due YPC. Before reviewing any of Intelius’s records, the auditor shall enter into a non-disclosure agreement with Intelius. The auditor shall share with YPC only the results of the audit conducted and shall not share any of the data reviewed in the conduce of the audit. If the auditor determines the amounts actually paid by Intelius to YPC exceeded or are less than the amounts due YPC under the terms of this Agreement, YPC shall credit or refund to Intelius the amount of any such overpayment and Intelius shall pay YPC the amount of any such underpayment. Any audit shall be conducted at the sole cost and expense of YPC, except that (i) if the examination of Intelius’s books or records reveals an underpayment by Intelius to YPC of 10% percent or more of the total amounts due to YPC during the period examined, Intelius shall pay all reasonable expenses related to the performance of the audit. If a request for an audit arises out of a discrepancy in the data of the Parties, the Parties will utilize the Internal Dispute Resolution Process before an audit is conducted.
     2.6 Late Payments. In addition to any other rights or remedies that either Party may have, any undisputed Fees not paid for thirty (30) days after the due date will accrue interest at the rate of one percent (1.0%) per month or the highest rate permitted by applicable law, whichever is less, determined from the date due until the date paid; provided, however, that interest payable under this Section 2.6 shall, in no case, accrue at a rate greater than 12% per annum.
     2.7 Taxes. All RPM Fees are exclusive of any local, state or federal sales, use, gross receipts, excise, import or expert, value added or similar taxes, duties, fees, assessments or levies (“Taxes”), which shall be the sole obligation of Intelius. Intelius shall pay any Taxes legally imposed on or with respect to the Intelius Content and other services provided hereunder and the Fees and other amounts paid with respect thereto.

3. Certain Rights Granted.
     3.1 Intelius Grant. Subject to the terms and conditions of this Agreement, Intelius hereby grants to YPC during the term of this Agreement a non-exclusive, worldwide license to (a) use, reproduce, distribute, and publicly display the Intelius Content via the YPC Service and via any and all distribution channels and platforms for the YPC Service, including without limitation, through the YPC Web Sites and other Web Sites and applications owned and operated by YPC or its Affiliates, wireless/mobile versions of the foregoing, other wireless/mobile channels (including, without limitation, mobile phones and wireless navigation systems), Internet distribution, IPTV, television (including IPTV), telephone, and the Web Sites, applications and other distribution channels of all of YPC’s Third Party Distributors (and YPC may permit each Third Party Distributor to further reproduce, distribute, and display the Intelius Content as part of its distribution of the YPC Service under the same terms as provided for in this Agreement), and other technologies and forms of communications now known or hereafter developed (collectively, the “YPC Advertising Network”); and (b) add and append Ancillary Content to the elements of the Intelius Content displayed by YPC. YPC may allow the display of the Intelius Content by YPC’s Third Party Distributors in conjunction with the YPC Service by means of an application program interface, so long as the Intelius Content is mixed with the other data within, and incorporated as part of, the YPC Service. The placement, location, and sequencing of the Intelius Content with respect to other data on the YPC Web Sites shall be solely determined by YPC. Notwithstanding anything to the contrary contained in this Agreement, YPC may not use or allow the use of Intelius Content in any manner not primarily intended to direct users to the Co-Branded White Pages. In addition to the rights set forth above, the license grant in this Section 3.1 includes, but is not limited to, the following rights:
          3.1.1 the right to include on the YPC Service links to the Intelius Web Sites, including the Co-Branded White Pages;
          3.1.2 the right to permit users to access Results Page via Query Pages hosted as part of or in connection with the YPC Service;
          3.1.3 the right to credit all traffic on the Co-Branded White Pages to YPC via ComScore, or in the YPC’s sole discretion, any other similar Web Site traffic tracking services;
          3.1.4 the right to receive or access Surveys, either through a monthly report delivered by Intelius to YPC or through access to a statistical review Web Site provided by Intelius, in Intelius’ sole discretion;
          3.1.5 the right to reproduce or sub-license, re-sell, use, distribute, and publicly display the Intelius Content on AT&T’s Home Manager product and, if approved by Intelius in writing, which approval shall not be unreasonably withheld, any similar products provided by YPC or YPC’s Affiliates from time to time; and

          3.1.6 the right to take any other action or receive any other benefit expressly permitted or provided, as applicable, by this Agreement.
     3.2 Limitations. Except as permitted by the license grant in Section 3.1 of this Agreement, YPC and its Affiliates shall have no right to reproduce or sub-license, re-sell, or otherwise distribute all or any portion of the Intelius Content to any Person via the Internet (including the World Wide Web) or any successor public or private data network. Intelius may modify the Intelius Content if necessary in Intelius’ reasonable opinion to avoid any potential violation of the law of the jurisdiction from which the White Pages Query originated (a “Content Filter”). Intelius shall notify YPC in writing of any such Content Filter that will be consistently applied to more than 1.0% of White Pages Queries governed by this Agreement.
     3.3 Trademarks Licenses.
          3.3.1 Subject to the terms and conditions of this Agreement, Intelius hereby grants to YPC, during the term of this Agreement, a revocable, non-sublicensable, limited, non-exclusive, personal, non-transferable, royalty-free and fully-paid worldwide license to use and display the Intelius Trademarks described on Exhibit E (the “Intelius Trademarks”) in connection with the display of Intelius Content. All goodwill arising out of any use of any of the Intelius Trademarks by YPC will inure solely to the benefit of Intelius and YPC hereby agrees that (i) except as set forth herein, YPC has no rights, title, or interest in or to the Intelius Trademarks; (ii) it will not engage, participate, or otherwise become involved in any activity that diminishes or tarnishes the image or reputation of any such Intelius Trademarks; and (iii) it will use reasonable efforts to promptly notify Intelius of any unauthorized use of the Intelius Trademarks by any party as it comes to YPC’s attention. Intelius may add Trademarks to the Intelius Trademarks licensed hereunder at any time by providing written notice to YPC.
          3.3.2 Subject to the terms and conditions of this Agreement, YPC hereby grants to Intelius, during the term of this Agreement, a revocable, non-sublicensable, limited, non-exclusive, personal, non-transferable, royalty-free and fully-paid, worldwide license to use and display the YPC Trademarks set forth in Exhibit D (“YPC Trademarks”) as is reasonably necessary for Intelius to perform its obligations and exercise its rights under this Agreement, subject to the restrictions set forth in the YPC Trademark Usage Guidelines in Exhibit D. Any alteration to the YPC Trademarks will be subject to YPC’s prior written approval. All goodwill arising out of any use of any of the YPC Trademarks by Intelius will inure solely to the benefit of YPC and Intelius hereby agrees that (i) except as set forth herein, Intelius has no rights, title or interest in or to the YPC Trademarks; (ii) it will not engage, participate, or otherwise become involved in any activity that diminishes or tarnishes the image or reputation of any such YPC Trademarks; and (iii) it will use reasonable efforts to promptly notify YPC of any unauthorized use of YPC Trademarks by any party as it comes to Intelius’s attention. YPC may add Trademarks to the YPC Trademarks licensed hereunder at any time by providing written notice to Intelius.
     3.4 Approval of Trademark Usage. Except as expressly allowed in this Agreement, Intelius shall not use or exploit in any manner any of the YPC Trademarks, and YPC s hall not use or exploit in any manner any of the Intelius Trademarks, except in each case (i) as expressly permitted in this Agreement or (ii) in such manner and media to which the other Party consents in writing, which consent shall not be unreasonably withheld or delayed. Each Party shall discontinue any particular use of the other Party’s Trademarks upon written request from the other Party within three (3) days of such request.
4. Obligations of the Parties.
     4.1 Project Launch.
          4.1.1 The Parties shall use commercially reasonable efforts to make the Co-Branded White Pages related to the YPC Web Sites available to applicable YPC Service users within thirty (30) days of the Effective Date.
          4.1.2 Co-Branded White Pages required in connection with a Web Site of YPC or a YPC Affiliate that becomes a YPC Web Site hereunder shall be made available to YPC Service users according to the terms of a separate written amendment hereto entered between YPC and Intelius.
          4.1.3 From time to time additional Intelius Content or other services (“Additional Intelius Content”) may become available. In such cases, Intelius shall consult with YPC regarding the availability of such Additional Intelius Content and, in YPC’s sole discretion, such Additional Intelius Content shall be made available to applicable YPC Service users pursuant to a separate written amendment hereto entered between YPC and Intelius.
     4.2 YPC Obligations. Subject to Intelius’ performance of its obligations pursuant to Sections 4.3 and 4.4 of this Agreement and as limited by third-party restrictions, YPC shall integrate links to pages of the Intelius Web Sites throughout each of the YPC Web Sites as mutually agreed upon by Intelius and YPC (and subject to change by Intelius and YPC from time to time).
     4.3 Mutual Obligations.
          4.3.1 Each Party will use commercially reasonable efforts to work with the other Party to jointly develop (i) any mobile solution for YPC’s White Pages Queries, and (ii) a solution for AT&T’s Home Manager product or any similar product, on terms and conditions customarily found in agreements documenting collaborations of this nature.
          4.3.2 Traffic Attribution. Each Party shall sign all ComScore Media Metrix document as necessary or appropriate to effect the assignment and attribution of the unique visitors hereunder to the YPC Web Sites as measured and reported by ComScore Media Metrix, or take any similar actions related to any other similar service. Further, Intelius reserves the right to audit YPC originating traffic quarterly to ensure it comports with the agreed standards. All valid queries as determined at the sole discretion of Intelius.

     4.4 Intelius Obligations. Intelius will, throughout the Term of this Agreement:
          4.4.1 create, host, and maintain the customized Co-Branded White Pages for YPC for each YPC Web Site, which will allow users of the YPC Web Sites to (1) view Results from any Query Page, (2) search the Intelius White Pages Service, and (3) view other Intelius Content governed by this Agreement. The Graphical User Interface of the Co-Branded White Pages shall be subject to the approval of YPC, which approval shall not be unreasonably withheld. The appearance of Co-Branded White Pages shall conform to the Graphical User Interface for each Co-Branded White Page or any successor user interface to which the Parties may agree in writing. Changes to the Co-Branded White Pages and their unique Graphical User Interfaces will be required by the Parties from time to time, and the Parties agree to work together in good faith to implement such required changes. Intelius agrees that it shall deploy such changes to the Co-Branded White Pages according to deployment schedules to be provided by YPC in writing;
          4.4.2 allow access by users of the YPC Service to Intelius Content according to the terms of this Agreement;
          4.4.3 comply with the terms and conditions of the Service Level Agreement set forth in Exhibit C;
          4.4.4 pay YPC pursuant to the terms in Section 2 of this Agreement;
          4.4.5 provide YPC with access to (1) data provided by users of the Intelius Web Sites through Surveys and (2) Web Sites traffic data, each with respect to the Co-Branded White Pages;
          4.4.6 provide to YPC data and/or reports pertaining to usage of the Co-Branded White Pages and related services (the “Metrics”) and/or add tags (provided by YPC) to the Co-Branded White Pages to enable YPC to track and report Metrics using third party software approved by the Parties. Metrics include, but are not limited to, impressions, page views, and clicks on Co-Branded White Pages with the ability to view, filter, and sort by relevant dimensions such as Intelius Content type, time period (daily/weekly/monthly) and date ranges. Intelius will make Metrics available to YPC through a secure online reporting interface and/or other comparable method. Metrics will be refreshed on a daily basis and all historical data will be maintained and accessible during the Term. YPC may request additional custom reports from Intelius pertaining to Co-Branded White Pages, and Intelius will make reasonable efforts to provide such reports in a timely manner.
          4.4.7 provide all technical, service, and customer support (collectively, “Support”) for the products and features on the Intelius Web Sites including, but not limited to, any Intelius services or products purchased by any user visit to the Co-Branded White Pages (collectively “Products”). Nothing in this Agreement shall obligate YPC to provide any Support for such Products. Nothing in this Agreement shall constitute an endorsement or approval by YPC of any Products;

          4.4.8 organize and display Results according to the requirements of YPC. YPC shall be entitled to review Results and submit organization and display requirements quarterly and, in the discretion of Intelius, at any other time; and
          4.4.9 (* * *)
     4.5 Data Quality, Testing, and Remedy. Intelius shall, (* * *) use best efforts to ensure that (* * *)
     4.6 Traffic Quality. Intelius shall (* * *) use its best efforts (* * *)
     4.7 (* * *)
     4.8 Advertising and Marketing Materials. Intelius shall have the exclusive right to sell advertising on the Co-Branded White Pages; provided, however, that YPC shall have the right to review and approve all advertising and marketing materials used on the Co-Branded White Pages, and any marketing materials related to post-transaction offers on the Intelius Web Sites made to users originating from the Co-Branded White Pages, which approval shall not be unreasonably withheld. For purposes of this Agreement, advertisements shall include Banner Advertisements, anchor tenancies, sponsorships, e-commerce promotion, and all other types of advertisements and other revenue generating partnerships or relationships with third parties directly on the Co-Branded White Pages at any time, as more particularly described on Exhibit F (the “Advertising Guidelines”). YPC may amend or modify the Advertising Guidelines at any time in writing in its sole discretion. Nothing in this Agreement shall restrict YPC’s right to (1) display links to any Web Site owned and/or operated by YPC (or portions thereof), including the YPC Web Sites, or (2) display branding elements of YPC or its Affiliates that are incorporated into the Graphical User Interface. Intelius shall update the Graphical User Interface of the Co-Branded White Pages at any time in connection with this Section 4.8 within thirty (30) days of receipt of written notice from YPC.
     4.9 Integration of YPC Applications. Notwithstanding anything in this Agreement to the contrary, on the Co-Branded White Pages, YPC shall have the right to (i) display, and provide a method for user’s to access, content from the YPC Web Sites (e.g. business search, find nearby businesses, etc.) (the “YPC Content”) and (ii) place links to the YPC Content on the Co-Branded White Pages.
     4.10 Maintenance of each Party’s Infrastructure. Each Party shall be solely responsible for providing all hardware, software, network connectivity, and any other product or service necessary to ensure Web Site uptime for its respective Web Sites (collectively, the “Infrastructure”) and for maintaining the Infrastructure in accordance with this Agreement.
     4.11 Other Restrictions Regarding Content on the Co-Branded White Pages. Except as expressly set forth in Section 4.8, Intelius shall not place any links, images, or other content on the Co-Branded White Pages without YPC’s prior written consent.

(* * *) Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5. Representations and Warranties, Indemnification, and Limitation of Liability.
     5.1 Warranties by both Parties. Each Party represents and warrants to the other Party that:
          5.1.1 it has the full right, power, and authority to enter into this Agreement and to perform the acts required of it hereunder;
          5.1.2 its execution of this Agreement and the performance of its obligations hereunder do not and will not violate any agreement to which it is a party or by which it is bound; and
          5.1.3 when executed and delivered, this Agreement will constitute the legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms.
     5.2 Warranties by Intelius. Intelius represents and warrants that as of the Effective Date and at all times throughout the Term: (a) it has all consents, approvals, licenses, and permissions necessary for it to perform all of its obligations hereunder and for YPC to exercise all of its rights hereunder; (b) it has all right, title, and interest in and to, or valid license to use and license, the Intelius Content, and the Intelius Content does not infringe or misappropriate any Intellectual Property Right, publicity or privacy right, or other proprietary right of any third party; (c) the Intelius Content is free of computer viruses, Trojan horses, adware, spyware or other harmful or malicious code that, without limitation, is designed to damage, copy, lock-out, or take control of data, systems, network, hardware or software without knowledge and authorization; and (d) Intelius’s collection and use of information regarding users of the Co-Branded White Pages and their behavior, as otherwise permitted hereunder, shall comply with the privacy policies of both Intelius and YPC.
     5.3 Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO ANY ITEMS OR SERVICES PROVIDED HEREUNDER, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ARISING BY USAGE OF TRADE, COURSE OF DEALING, OR COURSE OF PERFORMANCE AND ANY IMPLIED WARRANTY OF NON-INFRINGEMENT, AND EACH PARTY HEREBY DISCLAIMS THE SAME.
     5.4 Indemnification.
          5.4.1 Indemnification by Intelius. Intelius, at its own expense, will indemnify, defend and hold harmless YPC, its Affiliates and their respective employees, representatives and agents (“YPC Indemnitees”) from and against any claim, demand, action, class action, investigation or other proceeding, including but not limited to all damages, losses, liabilities, judgments, costs and expenses (including attorneys’ fees) arising therefrom, brought by any third party against any YPC Indemnities (collectively a “YPC Claim”) to the extent that such YPC Claim is based on or arises out of (a) an allegation that the Intelius Content or Intelius’s performance hereunder violates any applicable law, rule, or regulation or infringes the rights of any third party, including but not limited to Intellectual Property Rights; (b) a breach of any of Intelius’s representations, warranties, or obligations under this Agreement; or (c) any gross negligence or willful misconduct by Intelius.
          5.4.2 Indemnification by YPC. YPC, at its own expense, will indemnify, defend and hold harmless Intelius, its Affiliates and their respective employees, representatives and agents (“Intelius Indemnitees”) from and against any claim, demand, action, investigation or other proceeding, including but not limited to all damages, losses, liabilities, judgments, costs and expenses (including attorneys’ fees) arising therefrom, brought by any third party against any Intelius Indemnitee (collectively, a “Intelius Claim”) to the extent the Intelius Claim is based on or arises out of (a) a breach of any representations, warranties, or obligations of YPC under this Agreement, or (b) any gross negligence or willful misconduct by YPC.
          5.4.3 Indemnification Procedures. The obligations of each Party (the “Indemnitee”) under this Agreement to defend, indemnify and hold harmless the another Party and its Affiliates, and their respective employees, representatives and agents (each, an “Indemnitee”) shall be subject to the following: (a) the Indemnitee shall provide the Indemnitor with prompt notice of the claim giving rise to such obligation; provided, however, that any failure or delay in giving such notice shall only relieve the Indemnitor of its obligation to defend, indemnify and hold the Indemnitee harmless to the extent if reasonably demonstrates that its defense or settlement of the claim or suit was adversely affected thereby; (b) the Indemnitor shall have sole control of the defense and of all negotiations for settlement of such claim or suit; provided, however, that the Indemnitor shall not settle any claim unless such settlement completely and forever releases the Indemnitee from all liability with respect to such claim or unless the Indemnitee consents to such settlement in writhing (which consent shall not be unreasonably withheld); and (c) the Indemnitee shall cooperate with the Indemnitor in the defense or settlement of any such claim or suit; provided, however, that the Indemnitee shall be reimbursed for all reasonable out-of-pocket expenses incurred in providing any cooperation requested by the Indemnitor. Subject to clause (b) above, the Indemnitee may participate in the defense of any claim or suit in which the Indemnitee is involved at its own expense.
     5.5 Limitation of Liability. EXCEPT FOR (I) INDEMNIFICATION AND CONFIDENTIALITY OBLIGATIONS HEREUNDER, AND (II) LIABILITIES ARISING FROM INFRINGEMENT OR VIOLATION OF THE INTELLECTUAL PROPERTY RIGHTS OR RESTRICTIONS OF THE OTHER PARTY, NEITHER PARTY OR ITS AFFILIATES SHALL BE LIABLE TO THE OTHER PARTY UNDER THIS AGREEMENT, IN CONTRACT OR IN TORT, OR UNDER ANY OTHER LEGAL THEORY (INCLUDING NEGLIGENCE AND STRICT LIABILITY), FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR SIMILAR DAMAGES, INCLUDING LOST PROFITS OR REVENUES, OR FOR ANY CLAIM AGAINST SUCH OTHER PARTY BY ANY THIRD PARTY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH CLAIM.

6. Term and Termination.
     6.1 Term. The term of this Agreement shall commence on the Effective Date and, unless earlier terminated or extended as provided below, shall end two (2) years after the Effective Date (* * *). This Agreement may be terminated by either Party pursuant to Section 6.2 of this Agreement.
     6.2 Termination Events.
          6.2.1 (* * *) may terminate this Agreement (* * *)
          6.2.2 (* * *) shall provide (* * *) prior to (* * *)
          6.2.3 (* * *)
     6.3 Effect of Termination. Upon expiration of the Term, or upon termination of the Agreement, all rights and obligation of the Parties shall be extinguished (* * *)
7. Intellectual Property.
     7.1 YPC’s Proprietary Rights.
          7.1.1 The YPC Web Sites and Trademarks. As between the Parties, YPC retains all right, title, and interest in and to the YPC Web Sites including, without limitation, any and all content, data, URLs, domain names, technology, software, code, user interfaces, “look and feel”, the Trademarks and other items posted thereon or used in connection or associated therewith (excluding any Intelius Content or other items supplied by Intelius) and the YPC Trademarks along with all Intellectual Property Rights associated with any of the foregoing. All goodwill arising out of Intelius’ use of any of the YPC Trademarks shall inure solely to the benefit of YPC.
          7.1.2 User Data. As between the Parties, all right, title and interest in and to the information collected concerning those users viewing or otherwise accessing the Intelius Content via the YPC Service, including, without limitation, information concerning their interests, preferences, associations, behavioral patterns and user feedback (“User Information”) shall belong to YPC and constitutes the valuable, confidential and proprietary information of YPC. Intelius shall not: (a) resell, redistribute, reproduce, misappropriate, or otherwise provide access to the User Information to any third-party, in whole or in part; (b) make derivative works of the User Information or permit any third party to do so; (c) use the User Information for commercial purposes in any form not contemplated by this Agreement; or (d) add to any Intelius Content any viral, spyware, adware or other code intended to damage software, computers or data or track user behavior in any manner other than as expressly permitted in this Agreement.

(* * *) Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     7.2 Intelius’ Proprietary Rights. As between the parties, Intelius retains all right, title, and interest in and to the Intelius Content and the Intelius Web Sites including, without limitation, any and all content, data, URLs, domain names, technology, software, code, user interfaces, “look and feel”, Trademarks and other items posted thereon or used in connection or associated therewith (excluding any Trademarks supplied by YPC) and the Intelius Trademarks, along with all Intellectual Property Rights associated with any of the foregoing. All goodwill arising out of YPC’s use of any of the Intelius Trademarks shall inure solely to the benefit of Intelius.
     7.3 Co-Branded White Pages. Intelius and YPC acknowledge that the Co-Branded White Pages may contain copyright, trademark, and patent notices (individually and collectively, “Notices”) of copyrighted or copyrightable works, including those of Intelius Content providers. The location and placement of the Notices shall be subject to YPC’s review and prior written approval.
     7.4 Other Trademarks. Intelius shall not register or attempt to register any of the YPC Trademarks or any Trademarks that YPC reasonably deems to be confusingly similar to any of the YPC Trademarks. YPC shall not register or attempt to register any of the Intelius Trademarks or any Trademarks that Intelius reasonably deems to be confusingly similar to any of the Intelius Trademarks.
     7.5 Further Assurances. Each Party shall take, at the other Party’s expense, such action (including, without limitation, execution of affidavits or other documents) as the other Party may reasonably request to effect, perfect, or confirm such other Party’s ownership interests and other rights as set forth above in this Section 7.
8. General Provisions.
     8.1 Compliance with Laws. Each Party shall comply with all applicable laws, rules, and regulations in the performance of this Agreement, including without limitation, any applicable laws, rules, and regulations concerning the collection, use, and distribution of information collected via the Internet.
     8.2 Confidentiality. Each Party (the “Receiving Party”) undertakes to retain in confidence the terms of this Agreement and all Confidential Information it receives from the other Party; provided that each Party may disclose the terms and conditions of this Agreement to its legal and financial consultants in the ordinary course of its business, and to its employees who have a need to know the Confidential Information in order for that Party to perform its obligations under this Agreement and who have been apprised of the confidential nature of the Confidential Information in advance. Each Party will only use the other Party’s Confidential Information to perform obligations and exercise rights under this Agreement. Each Party agrees to use commercially reasonable efforts to protect Confidential Information of the other Party, and in any event, to take precautions at least as great as those taken to protect its own Confidential Information of a similar nature. The foregoing restrictions shall not apply to any information that: (a) was known by the Receiving Party prior to disclosure thereof by the other

Party; (b) was in or entered the public domain through no fault of the Receiving Party; (c) is disclosed to the Receiving Party by a third party legally entitled to make such disclosure without violation of any obligation of confidentiality; (d) is required to be disclosed by applicable laws or regulations (but in such event, only to the extent required to be disclosed); or (e) is independently developed by the Receiving Party without reference to any Confidential Information of the other Party. Upon request of the other Party, or in any event upon any termination or expiration of the Term, each Party shall destroy or return to the other all materials, in any medium, which contain, embody, reflect or reference all or any part of any Confidential Information of the other Party. Each Party acknowledges that breach of this provision by it would result in irreparable harm to the other Party, for which money damages would be an insufficient remedy, and therefore that the other Party shall be entitled to seek injunctive relief to enforce the provisions of this Section 8.2.
     8.3 Independent Contractors. YPC and Intelius are independent contractors under this Agreement, and nothing herein shall be construed to create a partnership, joint venture, franchise, or agency relationship between YPC and Intelius. Neither Party has any authority to enter into agreements of any kind on behalf of the other Party except as expressly set forth in this Agreement.
     8.4 Assignment. Neither Party may assign this Agreement or any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other Party, which consent shall not to be unreasonably withheld. Notwithstanding the foregoing, without securing such prior consent, either Party shall have the right to assign this Agreement and the obligations hereunder to any Affiliate or to any successor of such Party by way of merger, consolidation, reorganization or in connection with the acquisition of at least a majority of the business and assets of the assigning Party relating to the Agreement, provided that: (a) the assigning Party provides the other Party with written notice when such transaction becomes public; (b) the successor or assignee agrees in writing to be bound by the obligations set forth herein and is capable of performing its duties under the Agreement; (c) the assigning Party is not in material breach or default of this Agreement at the time of the assignment; and (d) in the case of an assignment by Intelius, the assignee is not a YPC Competitor. This Agreement shall be binding on, and shall inure to the benefit of, the authorized successors and assigns of the Parties. Any attempt to assign other than in accordance with this provision shall be null and void.
     8.5 Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without reference to its choice of law rules.
     8.6 Nonwaiver. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent, or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving Party.
     8.7 Force Majeure. Neither Party shall be liable to the other for any default or delay in the performance of any of its obligations under this Agreement if such default or delay is caused directly or indirectly, by any cause beyond such Party’s reasonable control (each, a

“force Majeure Event”); provided, however, that the Party affected by the Force Majeure Event shall provide the other Party with prompt written notice of the Force Majeure Event and use commercially reasonable efforts to minimize the effect of the Force Majeure Event upon such Party’s performance; provided, further, that should the performance by either Party of its obligations under this Agreement be prevented by a Force Majeure Event for more than thirty (30) days, the other Party shall have the right to terminate this Agreement without liability to the non-performing Party.
     8.8 Notices. Any notice or other communication required or permitted to be given hereunder shall be given in writing and delivered in person, mailed via confirmed facsimile or e-mail, or delivered by recognized courier service, properly addressed and stamped with the required postage, to the individual signing this Agreement on behalf of the applicable Party at its address specified below. Any notice or other communication delivered personally or sent by recognized overnight express courier service will be deemed to have been received the day it is delivered. Any notice or other communication delivered by facsimile and confirmed by mailing a copy thereof to the recipient in accordance with this Section on the date of such facsimile will be deemed to have been received the day it is mailed. Any notice of other communication sent by registered airmail will be deemed to have been received on the seventh (7th) business day after its date of posting and in proving same it shall be sufficient to show that the envelope containing the same was delivered to the courier or postal service and duly addressed. Either Party may from time to time change the individual to receive notices or its address by giving the other Party notice of the change in accordance with this Section.

Intelius Sales Company LLC	YellowPages.com LLC
500 108th NE, 25th Floor	Attn: Senior VP Business Development
Bellevue, WA 98004	611 N. Brand Blvd.
Fax: (425) 974-6199	5th Floor
Attention: General Counsel	Glendale, CA 91203
Fax: (818) 241-1002

With a copy to:

YellowPages.com LLC
Attn: General Counsel
611 N. Brand Blvd.
5th Floor
Glendale, CA 91203
Fax: (818) 241-1002
     8.9 Savings. In the event any provision of this Agreement is, for any reason, held to be invalid, illegal, or unenforceable in any respect, the remaining provisions shall remain in full force and effect. If any provision of this Agreement shall, for any reason, be determined by a court of competent jurisdiction to be excessively broad or unreasonable as to scope or subject, such provision shall be enforced to the extent necessary to be reasonable under the circumstances and consistent with applicable law while reflecting as closely as possible the intent of the Parties as expressed herein.
     8.10 Integration. This Agreement contains the entire understanding of the Parties with respect to the transactions and matters contemplated hereby, supersedes all previous agreements or negotiations between Intelius and YPC concerning the subject matter hereof, and cannot be amended except by a writing signed by both parties.
     8.11 Counterparts; Electronic Signature. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together constitute one and the same instrument. A signature received via facsimile or electronically via email shall be as legally binding for all purposes as an original signature.
     8.12 Amendment. No amendment of any provision of this Agreement shall be effective unless set forth in a writing signed by a representative of YPC and Intelius, and then only to the extent specifically set forth therein. The Parties agree to negotiate in good faith any amendment to this Agreement.
     8.13 Export Controls. Each Party shall comply fully with all applicable export laws and regulations of the United States to ensure no information or technical data provided pursuant to this Agreement is exported or re-exported directly or indirectly by such Party in violation of applicable Law.
     9. Publicity. Neither Party may use or refer to the name of any other Party or any trademark or service mark of such other Party in any marketing, advertising, press release, or other public announcement without the prior written consent of the other Party.
     IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the Effective Date.

Yellowpages.com LLC			Intelius Sales Company LLC

By:	/s/ William M. Cleney		By:	/s/ Edward Petersen

	Name:	William M. Cleney		Name:	Edward Petersen

	Title:	SVP-CFO		Title:	Senior Vice President

EXHIBIT A
INTELIUS CONTENT
     The Intelius Content may consist of, but is not limited to, the following indexes, directories and other items and services as the same may be updated, revised or modified; Intelius White Pages Service and Intelius Public Record Services as defined in Section 1 of this Agreement including but not limited to:

FEATURE	CATEGORY	(* * *)
(* * *)	(* * *)	(* * *)
Opt out function	Function
Search by Address	Search
Search by Name	Search
Search by Phone Number	Search
Address History	Data
Property Info for this Address	Data
Get an Email Address	Link
Get Business Background Info	Link
Get Detailed Background Info	Link
Search by Public Records	Search
Search by Email	Search
Email & Domains	Search Type
News & Blogs	Search Type
(* * *)	(* * *)	(* * *)
(* * *)	(* * *)	(* * *)
Contact Info	Data
Search by News & Blogs	Search
Search by ZIP Code	Search
Search by Area Code	Search
Cell Phone Lookup	Search
(* * *)	(* * *)	(* * *)
(* * *)	(* * *)	(* * *)
Professional Info	Search Type
(* * *)	(* * *)	(* * *)
Save to Outlook	Function
Search by Social Networks	Search
Search by Professional	Search
(* * *)	(* * *)	(* * *)
Note: The actual name of these services may change.
Page 1 – EXHIBIT B – INTELIUS CONTENT DISTRIBUTION AGREEMENT

(* * *) Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B
SCREENSHOTS AND MOCK-UPS OF GRAPHICAL USER INTERFACES
[THIS PAGE INTENTIONALLY LEFT BLANK]
Page 2 – EXHIBIT B – INTELIUS CONTENT DISTRIBUTION AGREEMENT

EXHIBIT B-1
YELLOWPAGES.COM RESULTS PAGE (RESULTS FOUND) GRAPHICAL
USER INTERFACE MOCKUP
Screenshot YellowPages.com
Results Page (Results Final)
Graphical User Interface Mockup
Page 3 – EXHIBIT B – INTELIUS CONTENT DISTRIBUTION AGREEMENT

EXHIBIT B-2
YELLOWPAGES.COM RESULTS PAGE (RESULTS NOT FOUND)
GRAPHICAL USER INTERFACE MOCKUP
Screenshot YellowPages.com Results Page (Results Not Found)
Graphical Interface Mockup
Page 4 – EXHIBIT B – INTELIUS CONTENT DISTRIBUTION AGREEMENT

EXHIBIT B-3
ANYWHO.COM RESULTS PAGE (RESULTS FOUND)
GRAPHICAL USER INTERFACE MOCKUP
Screenshot Anywho.com Results Page (Results Found)
Graphical Interface Mockup
Page 5 – EXHIBIT B – INTELIUS CONTENT DISTRIBUTION AGREEMENT

EXHIBIT B-4
ANYWHO.COM RESULTS PAGE (RESULTS NOT FOUND)
GRAPHICAL USER INTERFACE MOCKUP
Screenshot Anywho.com Results Page (Results Not Found)
Graphical User Interface Mockup
Page 6 – EXHIBIT B – INTELIUS CONTENT DISTRIBUTION AGREEMENT

EXHIBIT B-5
FUTURE RESULTS PAGE (RESULTS FOUND)
GRAPHICAL USER INTERFACE MOCKUP
Screenshot Future Results Page (Results Found)
Graphical User Interface Mockup
AnyWho (AT&T)
Page 7 – EXHIBIT B – INTELIUS CONTENT DISTRIBUTION AGREEMENT

Screenshot Future Results Page (Results Not Found)
Graphical User Interface Mockup
Anywho (AT&T)
Page 8 – EXHIBIT B – INTELIUS CONTENT DISTRIBUTION AGREEMENT

EXHIBIT B-7
YELLOWPAGES.COM DETAIL PAGE
GRAPHICAL USER INTERFACE MOCKUP
Screenshot YellowPages.com Detail Page
Graphical User Interface Mockup
Page 9 – EXHIBIT B – INTELIUS CONTENT DISTRIBUTION AGREEMENT

EXHIBIT B-8
ANYWHO.COM DETAIL PAGE
GRAPHICAL USER INTERFACE MOCKUP
Screenshot Anywho.com Detail Page
Graphical User Interface Mockup
Page 10 – EXHIBIT B – INTELIUS CONTENT DISTRIBUTION AGREEMENT

EXHIBIT B-9
FUTURE DETAIL PAGE
GRAPHICAL USER INTERFACE MOCKUP
                    YPC Logo
Future Detail Page
Graphical User Interface Mockup
Page 11 – EXHIBIT B – INTELIUS CONTENT DISTRIBUTION AGREEMENT

EXHIBIT C
SERVICE LEVEL AGREEMENT
The purpose of this Service Level Agreement is to detail the service levels required of Intelius with respect to the provisions of Intelius Content and the Co-Branded White Pages to which Web Site users are directed from YPC Web Sites and to provide procedures and contacts for both parties for reporting system problems.
The sections are as follows:
I. Definitions
II. Contacts
III. Availability
IV. Support Procedures
V. Maintenance Procedures
I. Definitions
A. Definitions.
(i) Implementation Change. A request by YPC to incorporate a new feature or enhance an existing feature of the Co-Branded White Pages.
(ii) Intelius Normal Business Hours. This is between the hours of 8 AM – 5 PM Pacific Time Monday through Friday.
(iii) Normal Maintenance. Ongoing scheduled maintenance.
(iv) “Service Availability”. A percentage calculated as follows: (Uptime minutes in calendar month) divided by (total minutes in calendar month).
(v) (* * *)
(vi) Severe Problems. This is defined as an issue that critically degrades revenue and/or service performance. Examples of Severe Problems are:
o	Continuous failure to display web pages.

o	Intelius network is not available.

o	Loss of service(s), where a core part of Intelius system fails to function.
(vii) Problems. This is defined as an issue that degrades revenue and/or user experience. Examples of Problems are:
o	Periodic failure to display web pages.

o	Degradation of service(s), where a part of the system degrades in function.
(viii) Minor Problem. This is an issue that causes minor end user impact and/or zero revenue impact. Examples of Minor Problems:
o	Minor program bug

o	Minor Look & feel issues
(ix) Problem Resolution. A correction, patch, fix alteration or temporary workaround that minimizes the effect of a Severe Problem, or Problem.
Page 1 – EXHIBIT C – INTELIUS CONTENT DISTRIBUTION AGREEMENT

(* * *) Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(x) Temporary Workaround. A temporary technical solution that restores the system to the levels set forth in this agreement, although there may be ongoing or additional measures until a permanent solution can be implemented.
II. CONTACTS
A. Intelius Contacts

Name	Escalation	Role/Responsibility	Email Address	Office Phone	Pager or Cell
Network Operations Center	Primary Contact	Tracks problems or questions	(* * *)	Use email and pager contact	(* * *)
(* * *)	Secondary Contact	(* * *)	(* * *)	(* * *)	(* * *)
(* * *)	Secondary Contact	(* * *)	(* * *)	(* * *)	(* * *)
B. YPC Contacts
Operational Support Contacts – These contacts will be used to notify customer about Intelius maintenance and system service issues.

Name	Escalation	Role/Responsibility	Email Address	Office Phone	Pager or Cell
Operations	Primary	Tracks and escalates issues	(* * *)	(* * *)
(* * *)	Secondary	(* * *)	(* * *)	(* * *)
III. AVAILABILITY
A. Intelius will make the Intelius Content and Co-Branded White Pages available every day of the year and 24 hours a day, except for Planned Maintenance Periods.
B. Intelius agrees that the Intelius Content and Co-Branded White Pages shall meet or exceed the Service Availability Objective.
IV. SUPPORT PROCEDURES
A. Incident Communications. All problems with Intelius provided services may be reported to Intelius Network Operations Center using the contact information set forth in Section II. A description of the issue should be reported through the Intelius Network Operations Center email contact. Critical issues and after hours issues may also be simultaneously escalated by sending a message to the Intelius NOC pager contact.
B. Incident Management. Security issues or vulnerabilities associated with the Service and identified by YPC will be promptly communicated to Intelius using Contact information in Section II. Once notice of such an issue or vulnerability is received by Intelius, Intelius will assign a prioritization level to the issue based on the description below and will respond to YPC
Page 2 – EXHIBIT C – INTELIUS CONTENT DISTRIBUTION AGREEMENT

(* * *) Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

accordingly. Provided such issue is within the reasonable control of Intelius, Intelius will work thereafter with YPC to attempt to resolve the issue.
Support Table

Service Impact
Report	Description	Initial Response	Update	Resolution Target
Level 1	(* * *)	(* * *)	Hourly	Continuous until resolution
Level 2	(* * *)	(* * *)	Every 8 hour or as requested	24 hours
Level 3	(* * *)	(* * *)	Every 12 hours or as requested	1 business day
Notwithstanding the foregoing, YPC acknowledges and agrees that Intelius’ ability to response or resolve an issue described under this Section may be dependent upon third Patty hardware, software, or other vendors issuing patches, updates, bug fixes, or other remedial services, code, or documentation and in the event of delays attributable to such third Party vendors, the timelines of this Section will be extended accordingly.
V. MAINTENANCE
A. Planned Maintenance. Intelius will perform service maintenance between 12:00 – 04:00 am PT to minimize impact to Web Site users. Intelius will provide customer with written notice 24 hours prior to the planned maintenance using customer email contacts specified in Section II.
B. Planned Maintenance will not be counted in the determination of Availability and Service Level Objective.
Page 3 – EXHIBIT C – INTELIUS CONTENT DISTRIBUTION AGREEMENT

(* * *) Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT D
YPC TRADEMARKS AND USAGE GUIDELINES
YPC TRADEMARKS
Graphic
Yellowpages.com™
Yellowpages.com™
Yellowpages.com™
Yellowpages.com™
Page 1 – EXHIBIT D – INTELIUS CONTENT DISTRIBUTION AGREEMENT

AnyWho Logo
AnyWho LOGO
YPC TRADEMARK USAGE GUIDELINES
     Our company name and brands are among our most valuable assets. They represent the quality, integrity and goodwill of YELLOWPAGES.COM (“YPC”) services. As a result, it is very important to us that our name and brands be properly used by our business partners, licenses and others.
     The trademark usage guidelines below set forth YPC’s requirements for using or referring to our brands, trademarks, logos and slogans. YPC reserves the right to modify these guidelines as it deems necessary or appropriate, including by written agreement with or license to third parties.
1.	These guidelines apply to the authorized use of all of the YPC trademarks, service marks and logos in connection with YPC’s services, on websiters or in advertisements, brochures, customer communications, press releases, packaging, electronic communications and all other contexts. YPC’s registered and unregistered trademarks, service marks, logos, tag lines and brand names are listed above which may be updated from time to time.

2.	Before you may use any of YPC’s trademarks, you must obtain YPC’s written approval, in its sole discretion, of the form, content and context of any intended use. Entering into a written trademark license agreement with YPC satisfies this requirement. Otherwise, all unauthorized use of YPC’s marks in a manner that might create the impression that YPC in any way sponsors, is affiliated with, or is the source of your product or service is prohibited.

You do not need to seek prior approval from YPC if you are merely referring to YPC descriptively in a manner that does not suggest sponsorship or affiliation. For example, neither of these statements by YPC customers would require prior approval: “We advertise our store at YELLOWPAGES.COM” or “See our online listing at www.yellowpages.com.” Nor would the statement “We are business partners with YellowPages.com LLC.” If you have any doubt whether a trademark use is permissible, please ask us.

3.	Please keep in mind the following general rules:
•	Spell our trademarks correctly and do not abbreviate them.

•	Use capitalization consistently.
Page 2 – EXHIBIT D – INTELIUS CONTENT DISTRIBUTION AGREEMENT

•	Use only those depictions of our trademarks that we have authorized.

•	Use a proper trademark notice at least once per page, either the first time the YPC trademark appears on that page, or where the YPC trademark appears most prominently. Use ® for registered trademarks and ™ for unregistered trademarks. Please consult the attached Trademark List to see which marks are registered and which are unregistered. If you have any questions about which marks are registered or unregistered, please ask us.

•	Always give YPC attribution as the trademark owner any time our trademarks are used, e.g., “YELLOWPAGES.COM is a trademark of YellowPages.com LLC.”

•	If you have any questions about proper trademark usage, please ask us.
4.	You may not incorporate any YPC trademarks into any domain names that you register or use, except upon prior written approval from YPC.

5.	You may not purchase any online advertising keyed to the trademarks licensed to you under the original terms of this Agreement (i.e., “YELLOWPAGES.COM” and “ANYWHO”).

6.	Please notify YPC immediately of any improper, confusing or unauthorized use of YPC’s trademarks by any third party.

7.	You should not take any action which leads a third party to believe YPC’s trademarks are owned by you, or which might adversely impact YPC’s reputation. You are expected to use YPC’s trademarks at all times in a manner consistent with all applicable laws, including trademark laws.

8.	You may not use the YPC logo or the AnyWho logo without YPC’s advance written permission. When you use the YPC logo, you must adhere to the following specifications:
(a)	The Logo consists of the brand design YELLOWPAGES.COM™. The Logo should be reproduced in the following colors: black text on yellow (PMS 123) background or white background. All elements of the Logo must be used, and no portion of the logo may be omitted, altered or covered by other material. The logotype is in the font ITC CONDUIT BOLD. Downloadable samples will be emailed upon request.

(b)	Clear Space: To maintain the characteristic of the Logo, it must be surrounded by clear space. This space should be free of any type or graphic of any kind. The amount of clear space around the Logo on all sides should be equal to the height of the “Y” in the logotype.

(c)	Size Requirements: The Logo should never be reproduced smaller than 1.5 inches long (3.8cm) in print as measured for complete length of the logo. The Logo is measured from the front of the “Y” to the end of the “TM”. For on-screen usage, the minimum size of the Logo is 108x36 pixels.
Page 3 – EXHIBIT D – INTELIUS CONTENT DISTRIBUTION AGREEMENT

(d)	Usage on Colored/Textured Backgrounds. When placing the YPC Logo on a solid background other than black or white, the background color must not visually interfere with the colors of the log. Preferred usage is reproduction Black type on Yellow (PMS 124) background or White background. Also allowable reveres out – black background with reverse out white. Any other background colors would be an exception and should be approved through YellowPages.com LLC. However, the YPC logotype can be black or white (please refer to downloadable files). When placing the logo on any background, the overall coloration of the background must be light enough so that the logo can be seen clearly.
YPC reserves the right to require usage specifications and limitations with respect to the AnyWho trademark or logo and the trademark and logo of any additional or successor entity covered by this Agreement from time to time.
     In sum, you may use YPC trademarks to refer to YPC services provided you follow these guidelines. You may not mislead consumers as to any YPC sponsorship of, affiliation with or endorsement of your company or your products or services. We look forward to working with you to ensure proper usage of our company’s trademarks.
Page 4 – EXHIBIT D – INTELIUS CONTENT DISTRIBUTION AGREEMENT

EXHIBIT E
INTELIUS TRADEMARKS
(Intelius, Intelius.com, Addresses.com, iSearch.com, YB.com, “Live in the Know” and all associated images and logos)
INTELIUS LOGO
Page 1 – EXHIBIT E – INTELIUS CONTENT DISTRIBUTION AGREEMENT

EXHIBIT F
YPC’S ADVERTISING GUIDELINES
     Ad Content and Message:
•	Any advertising that competes with YPC’s products and services, e.g., telephone companies, wireless companies and ISP’s

•	Advertisement with consumer warnings ads, misleading or predatory ad copy (e.g. Winner! Winner! Or Warning! You may have a virus)

•	Advertisement for alcohol products, tobacco, gambling, firearms, illegal drugs, lotteries or adult products or adult content

•	Advertisement may not discriminate against any individual or group

•	Advertisement may not discredit or disparage providers of competitor services, products, industries or professionals

•	Advertisement may not contain inaccurate information regardless of the reason

•	Ad copy considered violent, vulgar, obscene, offensive or implies illegal activity whether direct presentation or by connotation in text, photos or illustrations

•	Any ads endorsing a political point of view

•	Dating sites – with inappropriate ad copy

•	Foreign Language ad copy

•	Quizzes

•	Distracting ads (e.g. messenger, smiley faces, flashing signs)
     Competitive Advertiser Examples:

AOL Local	DexOnline.com	MSN Local Search	Verizon wireless
About.com	Disney mobile	MSN Search	Verizon
Alltel	Dogpile.com	Msn Yellow Pages	Virgin mobile
Altavista.com	Earthlink	NetZero.net	Vonage
AOL	Excite.com	Nextel	Yahoo local
AOL search	Google Local Maps	People PC	Yahoo Yellowpages
AOL Yellowpages	Google.com	Qwest	Yahoo.com
AreaGuides	GrayBoxx.com	Sprint	Yellow.com
Ask.com	Infospace.com	Superpages.com	Yellowbook.com
AskCity.com	Local.com	Switchboard.com	Yelp.com
Cellular One	LookSmart.com	The yellowpages.com	YP.com
Citysearch.com	Metro PC	T-mobile	YP.Yahoo.com
DexKnows.com	Microsoft Live Search	US cellular	Zwinky.com
Page 1 – EXHIBIT F – INTELIUS CONTENT DISTRIBUTION AGREEMENT

EXHIBIT G
SAMPLE OF FORMAT OF REPORTS TO BE SENT BY INTELIUS TO YPC
AT&T Interactive
611 N. Brand Boulevard, Fifth Floor
Glendale, California 91203

Bill To:	Intelius, LLC
C/O Accounts Payable
500 108th Ave NE Suite 2500
Bellevue, WA 98004
(* * *)

Report #:	AnyWho.com

(* * *)
Page 1 – EXHIBIT G – INTELIUS CONTENT DISTRIBUTION AGREEMENT

(* * *) Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AMENDMENT NO. 1 TO CONTENT DISTRIBUTION AND LICENSE AGREEMENT
     This Amendment No. 1 is entered into effect March 27, 2009, by and between Intelius Sales Company LLC, a Nevada limited liability company (“Intelius”), with offices at 500 108th Avenue NE, 25th Floor, Bellevue, Washington 98004, and YellowPages.com LLC, a Delaware limited liability company (“YPC”) with offices at 611 N. Brand Blvd., 5th Floor, Glendale, CA 91203 to amend the Content Distribution and License Agreement entered between Intelius and YPC effect February 11, 2009. All capitalized terms not defined herein shall have the meaning attributed to them in the Agreement.
     WHEREAS, Intelius and YPC entered into a Content Distribution and License Agreement effective February 11, 20009 (the “Agreement”); and
     WHEREAS, the parties desire to amend Section 2.1 of the Agreement;
     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, and intending to be legally bound, the parties agree as follows:
     1. Section 2.1. The language in Section 2.1 of the Agreement shall be and hereby is deleted in its entirety and replaced with the following:
     “2.1 Payment. (* * *)
     2. Other Terms of the Agreement. All other terms and conditions of the Agreement shall remain unchanged and in full force and effect.
     3. Authority. Each person signing this Amendment hereby represents and warrants that he or she has full authority to execute this Amendment for the party on whose behalf he or she is signing.
     4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. A signature received electronically via facsimile or email shall be as binding for all purposes as an original signature.

(* * *) Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     IN WITNESS WHEREOF, the Parties hereto have executed this Amendment effective as of the date set forth above.

YELLOWPAGES.COM LLC		INTELIUS SALES COMPANY LLC

By:	/s/ William M. Clancy	By:	/s/ Ed Peterson

	Name: William M. Clancy		Name: Ed Peterson
	Title: SVP - CFO		Title: SVP Sales and Marketing
[Signature pages to Amendment No. 1 to Content Distribution and License Agreement entered between Yellowpages.com LLC and Intelius Sales Company LLC effective February 11, 2009]